Exhibit 99.1

Company expects to report in excess of $65M in cash and cash equivalents when it files Form 10Q for the second quarter ending March 31.

BREA, Calif., Mar. 28 2022– via InvestorWire – Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, announces today that it expects to report in excess of $65 million in cash and cash equivalents when it files Form 10Q for the Company’s second-quarter ending March 31, 2022.

“We’ve made tremendous progress in key areas over the past three months,” said David Michery, CEO and chairman of Mullen Automotive. “With the financing we received, we now have more than enough capital to execute on our commitments for 2022, including the start of the Mullen FIVE EV Crossover program and continued development on the Mullen ONE EV Cargo Van program. The Company's balance sheet is the strongest it has ever been in our history.”

On Nov. 5, 2021, Mullen began trading on the Nasdaq Capital Markets LLC (“Nasdaq”) under the new stock ticker symbol “MULN.” Since Mullen’s first quarter as a public company starting in Q4 ‘21, the Company has debuted two versions of the Mullen FIVE show cars and announced the purchase of a vehicle manufacturing facility in Tunica, Mississippi. As Q2 ‘22 draws to a close, Mullen is expecting to report over $65 million in cash and cash equivalents on hand for continued momentum and programs development.

Mullen has recently announced a string of key partnerships with hofer powertrain, Comau, ARRK, Dürr, and DSA Systems for EV powertrain, engineering, manufacturing, vehicle production systems, and Over the Air (OTA) and vehicle system diagnostics, respectively. The Company expects these strategic developments to play a crucial role in bringing the EVs to market with the latest technology and in the least amount of time.

Mullen’s EV development portfolio includes the Mullen FIVE EV Crossover, the Mullen ONE EV Fleet Vans, and the DragonFLY Sports Car. The FIVE is built on an EV crossover skateboard platform that offers multiple powertrain configurations and trim levels in a svelte design that is “Strikingly DifferentTM” and exciting to experience in person. The Mullen FIVE was also named “Top Zero Emission SUV” as part of the ZEVA® Awards at the Los Angeles International Auto Show in November 2021, where it made its debut. The Company has also recently filed over 120 patents in 24 countries related to the Mullen FIVE. The Mullen ONE, coming to market in Q2 2022, will be available in two classes of electric vans and will be designed, manufactured, and customized by Mullen at its Tunica, Mississippi, manufacturing facility. Learn more about Mullen’s EVs at MullenUSA.com.

About Mullen:

Mullen is a Southern California-based automotive company that owns and partners with several synergistic businesses working toward the unified goal of creating clean and scalable energy solutions. Mullen has evolved over the past decade in sync with consumers and technology trends. Today, the Company is working diligently to provide exciting EV options built entirely in the United States and made to fit perfectly into the American consumer’s life. Mullen strives to make EVs more accessible than ever by building an end-to-end ecosystem that takes care of all aspects of EV ownership. For more information, please visit www.MullenUSA.com.

Forward-Looking Statements

This press release contains "forward-looking statements." Words such as "may," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates" and similar expressions, as well as statements in the future tense, often signify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the reverse merger, the Nasdaq approval process, and the proposed debut date of the Mullen FIVE (formerly MX-05) midsize crossover. These forward-looking statements are, by their nature, subject to significant risks and uncertainties.

Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information that the Company has when those statements are made or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including factors beyond the Company's control. As a result of these and other risks, uncertainties, and assumptions, forward-looking events and circumstances discussed herein might not occur in the way the Company expects or at all. Accordingly, readers should not place reliance on any forward-looking information or statements. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise. All forward-looking statements herein are qualified by reference to the cautionary statements set forth in this section.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com